UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021

ALTERYX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38034	90-0673106
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3345 Michelson Drive, Suite 400, Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(888) 836-4274

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2021, the Board of Directors (the “Board”) of Alteryx, Inc. (the “Company”), following recommendation from the Nominating and Corporate Governance Committee of the Board, appointed Anjali Joshi to serve as a director of the Company, effective March 5, 2021. Ms. Joshi will serve as a Class I director whose term will expire at the Company’s 2021 annual meeting of stockholders. Ms. Joshi has not yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose any such appointments after they are made.

There is no arrangement or understanding between Ms. Joshi and any other persons pursuant to which she was selected as a director. Ms. Joshi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Joshi’s compensation will be as provided under the Company’s non-employee director compensation policy (the “Non-Employee Director Compensation Policy”).

Consistent with the Company’s Non-Employee Director Compensation Policy, on March 5, 2021 (the “Initial Award Grant Date”), Ms. Joshi was granted restricted stock units (“RSUs”) to be settled in shares of the Company’s Class A common stock with an aggregate value of $350,000 (the “Initial Award”) pursuant to the Company’s 2017 Equity Incentive Plan (the “2017 EIP”). The number of RSUs granted subject to the Initial Award was calculated by dividing $350,000 by the average daily closing price of the Class A common stock for the ten business days ending on the day preceding the Initial Award Grant Date, rounding down to the nearest whole share. The Initial Award will vest as follows: One-third of the total RSUs subject to the Initial Award will vest on the one-year anniversary of the Initial Award Grant Date, and, thereafter, one-third of the total RSUs subject to the Initial Award will vest on each subsequent one-year anniversary, in each case, so long as Ms. Joshi continues to provide services to the Company through such date. The Initial Award will accelerate in full upon the consummation of a Corporate Transaction (as defined in the 2017 EIP).

Consistent with the Company’s Non-Employee Director Compensation Policy, Ms. Joshi was also granted RSUs on the Initial Award Grant Date pursuant to the 2017 EIP to be settled in shares of the Class A common stock with an aggregate value equal to $175,000 multiplied by the quotient of (a) 12 minus the number of complete months since the date of the prior annual stockholder meeting (with one complete month calculated on the same day of a subsequent month as the annual stockholder meeting) divided by (b) 12 (such amount the “Pro Rata Grant Amount” and such grant the “Pro Rata Award”). The number of RSUs granted subject to the Pro Rata Award was calculated by dividing the Pro Rata Grant Amount by the average daily closing price of the Class A common stock for the ten business days ending on the day preceding the Initial Award Grant Date, rounding down to the nearest whole share. The Pro Rata Award will fully vest on the earlier of (a) the date of the Company’s next annual meeting and (b) the date that is one year following the Initial Award Grant Date, in each case, so long as Ms. Joshi continues to provide services to the Company through such date. The Pro Rata Award will accelerate in full upon the consummation of a Corporate Transaction.

Ms. Joshi will also receive the customary annual equity compensation paid to non-employee directors on or around the date of the annual stockholder meeting in the form of a grant of RSUs with a fair value of $190,000, vesting on the earlier of the date of the next annual stockholder meeting or one year from the date of grant, so long as Ms. Joshi continues to provide services to the Company through such date. Ms. Joshi will also be entitled to the applicable annual cash retainer paid to non-employee directors under Non-Employee Director Compensation Policy.

Ms. Joshi has entered into the Company’s standard form of indemnity agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 24, 2017 (File No. 333-216237).

Item 8.01	Other Items.

The Company announced the appointment of Ms. Joshi to the Company’s Board in a press release furnished as Exhibit 99.1 to this report, which is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 10, 2021.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.

Date: March 10, 2021	By:	/s/ Christopher M. Lal
Christopher M. Lal
Chief Legal Officer and Corporate Secretary